UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2021 (February 11, 2021)

CĪON Investment Corporation

 (Exact Name of Registrant as Specified in Charter)

Maryland	000-54755	45-3058280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor New York, New York 10016
(Address of Principal Executive Offices)

(212) 418-4700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On February 11, 2021, CĪON Investment Corporation (“CIC”) entered into a Note Purchase Agreement with certain purchasers (the “Note Purchase Agreement”), in connection with CIC’s issuance of $125 million aggregate principal amount of its 4.50% senior unsecured notes due in 2026 (the “Notes”). The net proceeds to CIC were approximately $122.3 million, after the deduction of placement agent fees and other financing expenses, which CIC intends to use to repay debt under its secured financing arrangements.

The Notes mature on February 11, 2026. The Notes bear interest at a rate of 4.50% per year payable semi-annually on February 11th and August 11th of each year, commencing on August 11, 2021. CIC has the right to, at its option, redeem all or a part that is not less than 10% of the Notes (i) on or before February 11, 2024, at a redemption price equal to 100% of the principal amount of Notes to be redeemed plus an applicable “make-whole” amount equal to (x) the discounted value of the remaining scheduled payments with respect to the principal of such Note that is to be prepaid or becomes due and payable pursuant to the Note Purchase Agreement over (y) the amount of such called principal, plus accrued and unpaid interest, if any, (ii) after February 11, 2024 but on or before February 11, 2025, at a redemption price equal to 102% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, (iii) after February 11, 2025 but on or before August 11, 2025, at a redemption price equal to 101% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, and (iv) after August 11, 2025, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any. For any redemptions occurring on or before February 11, 2024, the discounted value portion of the “make whole amount” is calculated by applying a discount rate on the same periodic basis as that on which interest on the Notes is payable equal to the sum of 0.50% plus the yield to maturity of the most recently issued U.S. Treasury securities having a maturity equal to the remaining average life of the Notes, or if there are no such U.S. Treasury securities, using such implied yield to maturity determined in accordance with the terms of the Note Purchase Agreement.

The Notes are general unsecured obligations of CIC that rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by CIC, rank effectively junior to any of CIC’s secured indebtedness (including unsecured indebtedness that CIC later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by certain of CIC’s subsidiaries, financing vehicles or similar facilities.

The Note Purchase Agreement contains other terms and conditions, including, without limitation, affirmative and negative covenants such as (i) information reporting, (ii) maintenance of CIC’s status as a business development company within the meaning of the Investment Company Act of 1940, as amended, (iii) minimum shareholders’ equity of 60% of CIC’s net asset value as of the year ended December 31, 2020 plus 50% of the net cash proceeds of the sale of certain equity interests by CIC after February 11, 2021, if any, (iv) a minimum asset coverage ratio of not less than 200%, or 150% subject to certain U.S. Securities and Exchange Commission relief actions, (v) a minimum interest coverage ratio of 1.25 to 1.00 and (vi) an unencumbered asset coverage ratio of 1.25 to 1.00, provided that (a) first lien senior secured loans and cash represent more than 65% of the total value of unencumbered assets used by CIC for purposes of the ratio and (b) equity interests or structured products in the aggregate represent less than 15% of the total value of unencumbered assets used by CIC for purposes of the ratio. The Note Purchase Agreement also contains a “most favored lender” provision in favor of the purchasers in respect of any new credit facilities, loans or unsecured indebtedness in excess of $25 million incurred by CIC, which indebtedness contains a financial covenant not contained in, or more restrictive against CIC than those contained, in the Note Purchase Agreement. In addition, the Note Purchase Agreement contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, cross-default under other indebtedness or derivative securities of CIC in an outstanding aggregate principal amount of at least $25 million, certain judgments and orders, and certain events of bankruptcy.

The offering was conducted, and the Notes were issued, as a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder. As a result, the Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

The foregoing description of the Note Purchase Agreement as set forth in this Item 1.01 is a summary only and is qualified in all respects by the provisions of such agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

A copy of the press release announcing the foregoing is also attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Note Purchase Agreement of CĪON Investment Corporation, dated as of February 11, 2021.

99.1	Press Release dated February 16, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation
Date:	February 16, 2021	By: /s/ Michael A. Reisner
Co-Chief Executive Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION
10.1	Note Purchase Agreement of CĪON Investment Corporation, dated as of February 11, 2021.

99.1	Press Release dated February 16, 2021.